UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2007

HUNGARIAN TELEPHONE AND CABLE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11484	13-3652685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Third Avenue, Suite #3400

Seattle, Washington 98101-3034

(Address of Principal Executive Offices)

(206) 654-0204

(Registrant's telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Officers and (e) Compensatory Arrangements

On April 27, 2007, Hungarian Telephone and Cable Corp. ("the Company") approved two payments to TDC A/S, its majority stockholder, in the amount of EUR 30,000 (approximately $41,000) and EUR 15,000 (approximately $20,500) as reimbursement to TDC for the payment by TDC of bonuses for 2007 to Torben V. Holm (the Company's former President and Chief Executive Officer) and Alex Wurtz (the Company's former head of Business Development), respectively, for their efforts in the Company's acquisition of Invitel. Messrs. Holm and Wurtz are employees of TDC but served as executive officers of Hungarian Telephone and Cable Corp. pursuant to secondment agreements with TDC. Following the closing of the Invitel transaction on April 27, 2007, Messrs. Holm and Wurtz ceased being executive officers of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUNGARIAN TELEPHONE AND CABLE CORP.

Date: May 1, 2007 By: /s/ Peter T. Noone

Peter T. Noone

General Counsel